UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2019

WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

 1201 Lake Robbins Drive
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2019, Western Midstream Operating, LP (“WES Operating”), a subsidiary of Western Midstream Partners, LP (the “Partnership”), drew down $1.0 billion under its previously disclosed Credit Agreement, dated as of December 19, 2018, among WES Operating, as Borrower, Barclays Bank PLC, as Administrative Agent, and the lenders party thereto (the “Term Credit Agreement”), as amended by the First Amendment to Credit Agreement, dated as of July 1, 2019 (the “Amendment” and, together with the Term Credit Agreement, the “Amended Term Credit Agreement”). WES Operating used the funds to repay borrowings under its $2.0 billion revolving credit facility. WES Operating has no remaining borrowing capacity under the Amended Term Credit Agreement.

The Term Credit Agreement is filed as Exhibit 10.3 to the Partnership’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 20, 2018, and the Amendment is filed as Exhibit 10.1 to the Partnership’s Form 8-K filed with the SEC on July 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	September 17, 2019	By:	/s/ John D. Montanti
John D. Montanti Vice President, General Counsel and Corporate Secretary

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